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                                                                    EXHIBIT 23.2


                       CONSENT OF INDEPENDENT ACCOUNTANTS



We hereby consent to the incorporation by reference in this Pre-Effective Amendment No. 1 to the Registration Statement on Form S-3 of our report dated February 23, 2001, relating to the financial statements, which appears in the 2000 Annual Report to Shareholders, which is incorporated by reference in R&G Financial Corporation's Annual Report on Form 10-K/A for the year ended December 31, 2000. We also consent to the reference to us under the heading "Experts" in such Registration Statement.



/s/ PricewaterhouseCoopers LLP
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PricewaterhouseCoopers LLP
San Juan, Puerto Rico


February 28, 2002




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